Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Wexler and Logan H. Hennessey or either of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Corporation to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as an Officer of Newmont Corporation) to the Registration Statement on Form S-4 of Newmont Corporation, and any and all amendments (including post-effective amendments and additions to such Registration Statement that are filed pursuant to Rules 413 and 462 of the Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 26th day of July, 2024.

Signature	Title

/s/ Thomas R. Palmer	President, Chief Executive Officer and Director
Thomas R. Palmer	(Principal Executive Officer)

/s/ Karyn Ovelmen	Executive Vice President and Chief Financial Officer
Karyn Ovelmen	(Principal Financial Officer)

/s/ Joshua L. Cage	Group Head, Chief Accounting Officer and Controller
Joshua L. Cage	(Principal Accounting Officer)

/s/ Gregory H. Boyce
Gregory H. Boyce	Non-Executive Chair

/s/ Philip Aiken
Philip Aiken	Director

/s/ Bruce R. Brook
Bruce R. Brook	Director

/s/ Maura J. Clark
Maura J. Clark	Director

/s/ Harry M. (Red) Conger
Harry M. (Red) Conger	Director

/s/ Emma FitzGerald
Emma FitzGerald	Director

/s/ Sally-Anne Layman
Sally-Anne Layman	Director

/s/ José Manuel Madero Garza
José Manuel Madero Garza	Director

/s/ René Médori
René Médori	Director

/s/ Jane Nelson
Jane Nelson	Director

/s/ Julio M. Quintana
Julio M. Quintana	Director

/s/ Susan N. Story
Susan N. Story	Director